Calculation of Filing Fee Tables
S-8
ICF International, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, reserved for issuance under the ICF International, Inc. 2026 Omnibus Incentive Plan	Other	1,321,000	$ 72.14	$ 95,296,940.00	0.0001381	$ 13,160.51
Total Offering Amounts:						$ 95,296,940.00		$ 13,160.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,160.51
Offering Note
[1]	(1) This Registration Statement on Form S-8 (this "Registration Statement") registers the issuance of 1,321,000 shares of common stock, par value $0.001 per share (the "Common Stock") of ICF International, Inc. ("ICF" or the "Registrant"), which may be issued pursuant to the terms and conditions of the ICF International, Inc. 2026 Omnibus Incentive Plan (the "2026 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes an indeterminable number of shares of ICF's Common Stock that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. (2) Computed in accordance with Securities Act Rule 457(c) and 457(h), based on the average of the high and low prices of the Registrant's Common Stock on June 15, 2026, as reported on The Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources